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                                              [KPMG PEAT MARWICK LLP LETTERHEAD]


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     SUITE 700                                  TELEPHONE 910 275 3394                    TELEFAX 910 273 9853
     301 N. ELM STREET
     GREENSBORO,  NC 27401
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December 11, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Bassett Furniture Industries, Incorporated and, under the date of December 17, 1996, we reported on the consolidated financial statements of Bassett Furniture Industries, Incorporated and subsidiaries as of and for the years ended November 30, 1996 and 1995. On November 21, 1997, our appointment as principal accountants was terminated.

We have read Bassett Furniture Industries, Incorporated's statements included under Item 4 of its Form 8K dated December 1, 1997 and we agree with such statements, except that we are not in a position to agree or disagree with Bassett Furniture Industries, Incorporated's statement regarding the reason for the change in principal accountants or that such change was approved by the Board of Directors.

Very truly yours,

/s/ KPMG PEAT MARWICK LLP





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